EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:  Dave Stedman
           President
           LION, Inc.
           800-546-6463


             LION ANNOUNCES FOURTH QUARTER AND YEAR END 2003 RESULTS
               59% REVENUE GROWTH COMPARED TO FOURTH QUARTER 2002

SEATTLE, WA -FEBRUARY 26, 2004--LION, INC. (OTC Bulletin Board: LINN), a leading provider of advanced business solutions that streamline the mortgage fulfillment process, today announced its financial results for the fourth quarter and the year ended December 31, 2003.

Revenue for fourth quarter 2003 increased 59% to $2,646,692, up from $1,664,054 for fourth quarter 2002. For the full year 2003, revenue increased 27% to $8,134,088 from $6,409,568 in the prior year. The December 2003 acquisition of the assets of Ignition Mortgage Technology Solutions, Inc. ("Ignition") contributed $728,750 to fourth quarter and full year 2003 revenue.

Net income for fourth quarter 2003 was $2,467,128 or $.08 per share, compared to $141,182 for the same quarter in the prior year. Net income for full year 2003 increased to $2,868,964, or $.09 per share, compared to a loss of $109,087 for 2002. 2003 net income included an extraordinary gain net of tax related to the Ignition asset purchase of $2,063,031. Excluding the extraordinary gain, the Company reported net income of $404,097 for the fourth quarter, or $.013 per share, and $805,933, or $.025 per share for 2003. In 2002, the loss of $109,087 included approximately $647,000 in settlement charges and legal fees related to litigation settled in July 2002.

"I am very pleased with the Company's fourth quarter and twelve month 2003 performance and with the early indicators of how the Company will perform in 2004," states Randall D. Miles, Chairman and CEO of LION, Inc. "The Company continues to build a strong enterprise generating increasing revenue and profits. Solid performance combined with the recent strategic acquisition of Ignition assets and its customer base positions the Company to double revenue in 2004."

"The Ignition transaction was an asset purchase structured on favorable terms that included a significant paring of Ignition's expense components that included personnel reduction and lowered infrastructure costs while gaining valuable assets that included intellectual property, hardware, accounts receivable and customer relationships. The Company's operational focus in the first half of 2004 is expected to be directed towards integrating technology and products. Progress to date is tracking to plan and the transaction will be accretive to earnings in 2004."

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

LION FINANCIAL RESULTS 2003 - 2

2003 Highlights

     o Strategic acquisition of Ignition Mortgage Technology Solutions assets from Freddie Mac

     o Achieved 34% growth in Mortgage 101 product revenue in 2003 and 25% growth in the fourth quarter over the same quarter a year ago

     o Conversion to pay-per-lead business model in Mortgage 101 and migration to Microsoft.Net technology platform

     o 23% increase in fourth quarter Retail Website sales compared to fourth quarter 2002

     o Adoption of LION Pro by 12 new corporate customers in the fourth quarter 2003

     o  Increase  in share  price from $.05 at  12/31/02  to $.25 at 12/31/03 or
        400%

"Integrating the essence of two companies, merging two complimentary product lines into one seamless mortgage platform and addressing the expectation that mortgage origination will fall off dramatically from historical highs of the last two years represent challenges for which we believe we have developed effective strategies," concluded Miles.

For more details about the acquisition, product integration, and the Company's future plans, see the Chairman's Letter located at LION's corporate website at http://www.lioncorp.net/lioncorp/president.
------------------------------------------


ABOUT LION, INC.

LION, Inc. is a leading provider of advanced business solutions that streamline the mortgage loan fulfillment process in the over $2 trillion mortgage industry. From LEADS TO LOANS TO CAPITAL MARKETS, LION Inc. offers consistent, seamless business solutions to consumers, brokers, realtors, originators and lenders. LION, Inc. and its mortgage technology division, Ignition Mortgage Technology Solutions, provide an integrated technology platform offering online loan productivity, mortgage pipeline hedging and risk management, software development and data communications tools. LION / Ignition have offices in Washington, California and Colorado. For more information, please visit www.lioninc.com.
---------------

                                      ###


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

LION FINANCIAL RESULTS 2003 - 3

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our substantial dependence on mortgage brokers and the mortgage broker industry; mortgage market trends; interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our need for additional financing; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of February 26, 2004, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.

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

LION FINANCIAL RESULTS 2003 - 4

                                   LION, Inc.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                      Three months ended                         For the Year Ended
                                                         December 31,                               December 31,
                                            ----------------------------------------  -----------------------------------------
                                                   2003                 2002                 2003                  2002
                                            -------------------  -------------------  --------------------  -------------------
Revenues                                      $    2,646,692       $    1,664,054        $    8,134,088       $    6,409,568

Expenses
    Direct costs                                     680,794              330,298             1,735,428            1,079,660
    Selling and marketing                            515,654              473,881             2,240,197            1,843,857
    General and administrative                       735,336              535,794             2,443,140            2,413,824
    Research and development                         147,939               79,389               383,903              317,909
    Depreciation and amortization                    132,274              101,245               482,947              464,573
                                            -------------------  -------------------  --------------------  -------------------
                                                   2,211,997            1,520,607             7,285,615            6,119,823
                                            -------------------  -------------------  --------------------  -------------------

         Operating income                            434,695              143,447               848,473              289,745

Other expense - net                                   (5,175)              (2,265)              (17,117)            (398,832)
                                            -------------------  -------------------  --------------------  -------------------

         Net income (loss) before tax
            and extraordinary item                   429,520              141,182               831,356             (109,087)

Income tax expense                                    25,423                    -                25,423                    -
                                            -------------------  -------------------  --------------------  -------------------

         Net income (loss) before
            extraordinary gain                       404,097              141,182               805,933             (109,087)

Extraordinary gain - net of tax                    2,063,031                    -             2,063,031                    -
                                            -------------------  -------------------  --------------------  -------------------

            NET INCOME                        $    2,467,128       $      141,182        $    2,868,964             (109,087)
                                            ===================  ===================  ====================  ===================

Net income (loss) per common share,
    Basic                                     $          .08       $            -        $          .09       $            -
                                            ===================  ===================  ====================  ===================
    Diluted                                   $          .07       $            -        $          .09       $            -
                                            ===================  ===================  ====================  ===================


                                                                (MORE)

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

LION FINANCIAL RESULTS 3RD QTR 2002 - 5

                                   LION, Inc.
                            CONDENSED BALANCE SHEETS

                                  December 31,

                                     ASSETS

                                              2003                 2002
                                        ----------------     ----------------

CURRENT ASSETS
    Cash and cash equivalents           $      2,883,314     $        403,917
    Accounts receivable - net                  2,141,264              347,661
    Other receivables                            620,708                    -
    Prepaid expenses and other                   361,975               71,388
                                        ----------------     ----------------

         Total current assets                  6,007,261              822,966

PROPERTY AND EQUIPMENT, net                    1,025,153              940,372

OTHER ASSETS
    Goodwill - net                               273,955              273,955
    Other assets                                  82,908               37,908
                                        ----------------     ----------------

                                        $      7,389,277     $      2,075,201
                                        ================     ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                    $        189,727     $        111,340
    Accrued liabilities                        1,599,754              329,671
    Current maturities of long-term
       obligations                                82,452               35,330
    Deferred revenue                           1,240,166              295,497
                                        ----------------     ----------------

         Total current liabilities             3,112,099              771,838

LONG-TERM OBLIGATIONS, less current
   maturities                                     85,822               52,495

STOCKHOLDERS' EQUITY                           4,191,356            1,250,868
                                        ----------------     ----------------

                                        $      7,389,277     $      2,075,201
                                        ================     ================

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